Exhibit 99.2

October 31, 2024

Consent of Performance Trust Capital Partners, LLC

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Northway Financial, Inc. (the “Company”) as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of the Company with and into Camden National Corporation contained in Amendment No. 1 to the Registration Statement on Form S-4 (the “Registration Statement”), as filed with the Securities and Exchange Commission, and the references to our firm and such opinion in such Proxy Statement/Prospectus.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), and we do not admit that we are experts with respect to any part of such Proxy Statement/Prospectus and the Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Regards,

/s/ Performance Trust Capital Partners, LLC